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BANK OF AMERICA                                         AMENDMENT TO DOCUMENTS
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                           AMENDMENT NO. THREE TO
                           BUSINESS LOAN AGREEMENT

      This Amendment No. Three (the "Amendment") dated as of April 9, 1998, is between Bank of America National Trust and Savings Association (the "Bank") and IMPCO Technologies, Inc. (the "Borrower").

                                 RECITALS
                                 --------

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of October 7, 1997, as previously amended (the
"Agreement").

     B.  The Bank and the Borrower desire to further amend the Agreement.

                                 AGREEMENT
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     1.  DEFINITIONS.  Capitalized terms used but not defined in this
Amendment shall have the meaning given to them in the Agreement.

     2.  AMENDMENTS.  The Agreement is hereby amended as follows:

         2.1 Paragraph 4.2 of the Agreement is amended to read in its entirety as follows

              "4.2 AVAILABILITY PERIOD. The loan is available in two disbursements from the Bank between the date of this Agreement and August 31, 1998, unless the Borrower is in default. The first disbursement must be for at lease Three Million Three Hundred Thousand Dollars ($3,300,000) (the 'First Disbursement'). The second disbursement must be for at least Six Hundred Ninety-Two Five Hundred Twenty and 78/100 Dollars ($892,620.78) (the `Second Disbursement')."

         2.2 Paragraph 4.4(b) of the Agreement is amended to read in its entirety as follows:

              "(b) The Borrower will repay principal as follows:

                   (i) The Borrower will repay principal of the First Disbursement in 20 successive quarterly installments of One Hundred Sixty-Five Thousand Dollars ($165,000) starting March 5, 1998. On December 5, 2002, the Borrower will repay the remaining principal balance plus any interest then due under the First Disbursement.

                   (ii) The Borrower will repay principal of the Second Disbursement in 20 successive quarterly installments of Thirty-Four Thousand Six Hundred Twenty-Six Dollars ($34,626) starting July 31, 1998. On April 30, 2003, the Borrower will repay the remaining principal balance plus any interest then due under the Second Disbursement."

     3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that (a) there is no event which is, or with notice or lapse of time or both would be a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

     4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

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     This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA
National Trust and Savings Association     IMPCO Technologies, Inc.


X    /s/ Karim Teymouftache                X   /s/ Thomas M. Costales
     ----------------------------------        --------------------------------
By:  Karim Teymouftache, Vice President    By: Thomas M. Costales, Chief
                                                  Financial Officer



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